KINGSTONE

FOR IMMEDIATE RELEASE

Kingstone CEO Year-end Letter to Stockholders: Driving Growth and Increased Profitability

Kingston, NY — January 8, 2025 – Kingstone Companies, Inc. (Nasdaq: KINS) (the "Company" or "Kingstone"), a Northeast regional property and casualty insurance holding company, today issued a Year-end Letter to Stockholders from Meryl Golden, Chief Executive Officer.

Dear Fellow Investors:

As we mark the conclusion of another year, I write in reflection on a truly remarkable period. 2024 was the best year in Kingstone history with both record premium and profitability. The tremendous progress made rebuilding our foundational capabilities over the last several years allowed us to deliver four consecutive quarters of profitability and our best underwriting performance in recent times. I want to thank Kingstone's employees for the hard work that enabled us to achieve our exceptional results, Select producers for their commitment to the company and the Company's stockholders for your feedback and support. We look forward to reporting comprehensive fourth quarter and full-year 2024 financial results and updated 2025 guidance in March. Today I want to review some of our accomplishments in 2024 and initiatives to drive continued growth and profitability in 2025.

Attractive Competitive Environment Driving Increased Growth

The competitive landscape changed in late July when two sizeable competing carriers in New York state received regulatory approval to non-renew or cancel their business by year-end. Kingstone was in a fortuitous position to take advantage of this opportunity, with long-term producer relationships and a high degree of confidence in our Select product and operations. Our plan was to capitalize on this unique opportunity by being very intentional and selective on which properties to write to ensure the business met our profit margins. I am happy to share that we finished the year with over 31% growth in our core (New York State) direct written premiums, including 44% growth in the second half, driven by over 6,000 policies and $23 million in direct written premium from customers previously insured with these two carriers. We continue to be extremely optimistic for further growth in our core market in 2025.

Non-Core Business Reduction Enhancing Profitability

We made significant headway in reducing both the size of our non-core (outside New York State) book as well as the drag on our operating performance. We wrote approximately $10 million of non-core direct written premium in 2024, down 58% from the previous year, and our non-core policies-in-force declined by roughly 65% to less than 4,000. For 2024, the non-core business is expected to reduce earnings per share, on a basic and fully diluted basis, by $0.03 and $0.02, respectively, an improvement from a basic and fully diluted loss of $0.46

per share from the non-core business in 2023. We anticipate the impact of the non-core business to be immaterial in 2025.

Lower Quota Share to Enhance Profitability Beginning in 2025

Kingstone Insurance Company ("KICO"), our wholly owned subsidiary, reduced its personal lines quota share treaty for 2025-2026 to 16% from 27% on a cut-off basis, effective January 1, 2025. The changes we have made to improve profitability have put us in the position where we require less surplus support from our reinsurer partners. As a result of the treaty cut-off, in 2025, KICO will retain more of the profitability that would otherwise have been ceded to the reinsurers. At the conclusion of the prior treaties, there was approximately $11 million of premium, previously ceded to the reinsurers but not yet earned, that will be returned to KICO and added to KICO's earned premium during 2025. Additionally, we will be paid a higher commission on the premium that is ceded. We anticipate that the reduction in quota share and better terms for the treaties will increase our projected earnings per share, basic and fully diluted, by $0.26 and $0.25, respectively, for 2025.

Debt Prepayment Enhancing Profitability

During the fourth quarter of 2024, we utilized stock sale proceeds to make optional debt prepayments totaling $4 million, reducing our outstanding debt to $6 million at year-end. These optional prepayments will result in $0.55 million savings in annual interest expense and are expected to increase 2025 earnings per share, both basic and fully diluted, by $0.03. Our intent is to continue to reduce the amount of debt, and the corresponding interest expense, to drive enhanced value for our stockholders. This approach will allow us to explore capital return opportunities, such as dividends, which cannot commence until the debt has been fully retired.

In closing, we are excited to continue our momentum going into 2025! We are confident in our ability to grow premiums and earnings at a compelling rate for some time to come. We appreciate your continued support.

Respectfully,

Meryl Golden
Chief Executive Officer

Disclaimer and Forward-Looking Statements

The expected 2024 results and guidance for 2025 provided above are based on information available as of January 8, 2025 and management's review of the financial results for 2024 and anticipated financial results for 2025. The foregoing remains subject to change based on management's ongoing review of the Company's 2024 and 2025 results and is a forward-looking statement (see below). Kingstone assumes no obligation to update the foregoing. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in Kingstone's annual and quarterly filings with the Securities and Exchange Commission.

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023.

The risks and uncertainties include, without limitation, the following:

- *the risk of significant losses from catastrophes and severe weather events;*
- *risks related to the lack of a financial strength rating from A.M. Best;*
- *risks related to our indebtedness due on June 30, 2026, including due to the need to comply with certain financial covenants and limitations on the ability of our insurance subsidiary to pay dividends to us;*
- *adverse capital, credit and financial market conditions;*
- *the unavailability of reinsurance at current levels and prices;*
- *the exposure to greater net insurance losses in the event of reduced reliance on reinsurance;*
- *the credit risk of our reinsurers;*
- *the inability to maintain the requisite amount of risk-based capital needed to grow our business;*
- *the effects of climate change on the frequency or severity of weather events and wildfires;*
- *risks related to the limited market area of our business;*
- *risks related to a concentration of business in a limited number of producers;*
- *legislative and regulatory changes, including changes in insurance laws and regulations and their application by our regulators;*
- *limitations with regard to our ability to pay dividends;*
- *the effects of competition in our market areas;*
- *our reliance on certain key personnel;*
- *risks related to security breaches or other attacks involving our computer systems or those of our vendors; and*
- *our reliance on information technology and information systems.*

Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Kingstone Companies, Inc.
Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO is actively writing personal lines and commercial auto insurance in New York, and in 2023 was the 15th largest writer of homeowners insurance in New York. KICO is also licensed in New Jersey, Rhode Island, Massachusetts, Connecticut, Pennsylvania, New Hampshire, and Maine.

Investor Relations Contact:
Karin Daly
Vice President
The Equity Group Inc.
kdaly@equityny.com